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                                                                    EXHIBIT 24.2

                          THE WILLIAMS COMPANIES, INC.

                             SECRETARY'S CERTIFICATE

     I, the undersigned, SUZANNE H. COSTIN, Secretary of THE WILLIAMS COMPANIES, INC., a Delaware corporation (hereinafter called the "Company"), do hereby certify that at a meeting of the Board of Directors of the Company, duly convened and held on January 20, 2002, at which a quorum of said Board was present and acting throughout, the following resolutions were duly adopted:

               RESOLVED that, at that recommendation of the Compensation Committee, The Williams Companies, Inc. 1996 Stock Plan, as amended, restated and renamed The Williams Companies, Inc. 2002 Incentive Plan (the "Plan"), be, and it hereby is, adopted substantially in the form presented to the meeting, a copy of which the Secretary of the Company is instructed to mark for identification and file with the records of the Company, effective March 1, 2002, subject to approval by the Company's stockholders.

               RESOLVED that the Plan be placed on the agenda for a vote by the stockholders of the Company at the Annual Meeting of the Stockholders of the Company to be held in May 2002.

               RESOLVED that, if the Plan is approved by the stockholders in accordance with the terms of the By-laws of the Company at such Annual Meeting ("Stockholder Approved"), authorization be, and hereby is, given for the issuance and sale and/or delivered, from time to time, of up to the number of shares described in Article 4 of the Plan of the Company's authorized but unissued Common Stock, one dollar ($1.00) par value, and associated preferred stock purchase rights, under the terms and provisions of the Plan.

               RESOLVED that, if Stockholder Approved, the officers of the Company be, and they hereby are, authorized to execute and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 or other Securities Act registration form as may be considered appropriate, and all amendments and supplements thereto, all required exhibits and documents in connection therewith, and all amendments or supplements thereto with respect to not more than forty million (40,000,000) shares of Common Stock, one dollar ($1.00) par value, and associated preferred stock purchase rights, of the Company to be delivered to grantees in accordance with the terms and provisions of the Plan, and such indeterminate amount of plan interests constituting separate

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          securities required to be registered, and to make all such payments and to do or cause to be done all other acts and things as, in their opinion or in the opinion of any of them, may be necessary or desirable and proper in order to effect such filing or in order that such Registration Statement and any such amendment or amendments may become effective and may remain in effect as long as shall be required.

               RESOLVED that, if Stockholder Approved, the form of power of attorney submitted to this meeting for use in connection with the execution and filing for and on behalf of the Company of the Registration Statement referred to in the immediately preceding resolution and any amendments or supplements thereto is hereby approved and the Chairman of the Board, the Chief Financial Officer, any Senior Vice President and the Chief Accounting Officer of the Company be, and each of them hereby is, authorized to execute said power of attorney in the form so presented by, for and on behalf of the Company.

               RESOLVED that, if Stockholder Approved, the officers of the Company be, and they hereby are, authorized and directed in the name and on behalf of the Company to take any and all action which they may deem necessary or advisable in order to effect the registration or qualification (or exemption therefore) of such securities for issue, offer, sale or trade under the Blue Sky or securities laws of any state of the United States of America or elsewhere, and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process, appointments of attorney to receive service of process and other papers and instruments which may be required under such applications, reports, consents to service of process, appointments of attorney to receive service of process and other papers and instruments which may be required under such laws and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration or qualification for as long as they deem necessary or as required by law.

               RESOLVED that, if Stockholder Approved, the Chairman of the Board, the President, any Vice President, the Secretary or any Assistant Secretary of this Company be, and they hereby are, authorized to execute and deliver on behalf of this Company applications for the listing of not more than forty million (40,000,000) shares of Common Stock of the Company together with associated preferred stock purchase rights reserved for issuance under the terms of the Plan, on the New York Stock Exchange and the Pacific Stock Exchange and said officers are further authorized to take all such action and to file with such

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          exchanges all such documents as may be necessary in order to accomplish the same.

               RESOLVED that, if Stockholder Approved, the Chairman of the Board, the President, any Senior Vice President, the Secretary or any Assistant Secretary or any one or more of them be, and they hereby are, authorized and empowered to appear before the New York Stock Exchange and the Pacific Stock Exchange or any committees or any representatives of such exchanges with authority to present such applications for listing and to make such changes in such applications or in any amendments relative thereto and to furnish such information in connection therewith as may be necessary or advisable to conform with the requirements for the listing of such Common Stock on said New York Stock Exchange and Pacific Stock Exchange.

               RESOLVED that, if Stockholder Approved, EquiServe Trust Company, N.A., transfer agent for the Company, as agent for the transfer of certificates of the Company's Common Stock, one dollar ($1.00) par value, be, and it hereby is, authorized (1) to record and countersign, as registrar, certificates for shares of Common Stock, one dollar ($1.00) par value, of the Company to be issued as authorized and/or delivered as authorized under the terms of the Plan; (2) to deliver such certificates when countersigned by such registrar or co-registrar; and (3) from time to time to make transfers of certificates for such shares of Common Stock with the same authority and upon the terms and conditions as to such additional shares of Common Stock as are fully set forth in the resolutions previously adopted by the Board of Directors of the Company with respect to presently outstanding Common Stock of the Company.

               RESOLVED that, if Stockholder Approved, EquiServe Trust Company, N.A., as registrar for registration of the Company's Common Stock, one dollar ($1.00) par value, be, and it hereby is, authorized and directed to record and register transfers of certificates for shares of the Company's Common Stock to be issued as authorized under the terms of the Plan with the same authority and upon the same terms and conditions as to such shares of Common Stock as are fully set forth in resolutions previously adopted by the Board of Directors of the Company with respect to the presently outstanding Common Stock of the Company.

               RESOLVED that, if Stockholder Approved, from and after the date of such stockholder approval, no further grants shall be made under The Williams Companies, Inc. Stock Plan for Nonofficer Employees, The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors, The Williams International Stock Plan, or under the terms of The Williams Companies, Inc.

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          1996 Stock Plan prior to its amendment to become the Plan; and that the officers of the Company shall have and each of them hereby is delegated the authority to document and effectuate this Resolution, by amendment to such plans or otherwise, as such officer may deem proper or advisable, without further action of this Board.

               RESOLVED that the officers of this Company be, and each of them hereby is, authorized to take all such further action and to execute and deliver all such further instruments and documents in the name and on behalf of the Company and under its corporate seal or otherwise and to pay such fees and expenses as shall be necessary, proper or advisable in order to fully carry out the intent and to accomplish the purposes of the foregoing resolutions.

     I further certify that the foregoing resolutions have not been modified, revoked or rescinded and are in full force and effect.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of The Williams Companies, Inc. this 4th day of April, 2002.


                                       /s/ SUZANNE H. COSTIN
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                                       Suzanne H. Costin
                                       Secretary

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